As filed with the Securities and Exchange Commission October 24, 2014	Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

REGISTRATION STATEMENT

ON FORM S-1

UNDER

THE SECURITIES ACT OF 1933

AXION POWER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	3690	65-0774638
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Identification Number)
incorporation or organization)	Classification Code Number)

3601 Clover Lane

New Castle, Pennsylvania 16105

Telephone (724) 654-9300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David DiGiacinto

Chief Executive Officer

3601 Clover Lane

New Castle, Pennsylvania 16105

Telephone (724) 654-9300

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to:

Jolie Kahn, Esq.	Steven M. Skolnick, Esq.
1020 Riverview	Lowenstein Sandler LLP
Conshohocken, PA 19428	1251 Avenue of the Americas
New York, New York 10020
Telephone (215) 253-6645	Telephone (212) 262-6700

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-197978)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)		Amount of registration fee
Common stock, no par value (2)(3)	$115,000		$13.36	(7)
Warrants to purchase common stock(2)	—	(4)	—	(5)
Shares of common stock underlying warrants (2)(3)	$—		$—
Representative's warrants	—		—	(6)
Shares of common stock underlying Representative's warrants (3)	$—		$—
Total	$115,000		$13.36

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(o) of the Securities Act.

(2)	Includes shares of common stock and warrants to purchase shares of common stock which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(4)	The warrants to be issued to investors hereunder are included in the price of the common stock above.

(5)	No separate registration fee is required pursuant to Rule 457(g) promulgated under the Securities Act.

(6)	Assumes the underwriter’s over-allotment is fully exercised.

(7)	Paid with filing of the original Registration Statement on Form S-1, filed on August 8, 2014.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended. Axion Power International, Inc. (the “Registrant”) hereby incorporates by reference into this registration statement the contents of the Registration Statement on Form S-1, as amended (Registration No. 333-197978), including the exhibits thereto (the “Original Registration Statement”), which was declared effective by the Securities and Exchange Commission on October 23, 2014. This registration statement is being filed solely to increase the amount of securities offered pursuant to the Original Registration Statement. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed or incorporated by reference in the registrant’s Registration Statement on Form S-1, as amended (File No. 333-197978), are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

5.1	Opinion of Jolie Kahn, Esq. re: legality.

23.1	Consent of Jolie Kahn, Esq. (included in Exhibit 5.1).

23.2	Consent of EFP Rotenberg, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in New Castle, Pennsylvania, on the 24th day of October, 2014.

AXION POWER INTERNATIONAL, INC.

By: /s/ David DiGiacinto
David DiGiacinto, Principal Executive Officer

By: /s/ Charles Trego
Charles Trego, Principal Financial Officer

Date: October 24, 2014

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David T. DiGiacinto	Director	October 24, 2014
David T. DiGiacinto

/s/ Michael Kishinevsky	Director	October 24, 2014
Michael Kishinevsky

/s/ Charles Trego	Director	October 24, 2014
Charles Trego

/s/ D. Walker Wainwright	Director	October 24, 2014
D. Walker Wainwright

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